Exhibit (h)(1)

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made as of this [ ] day of [ ], 2025, by and between RJ Private Credit Income Fund, a Delaware statutory trust (the “Trust”) and Carillon Fund Distributors, Inc. a Florida corporation (the “Distributor”).

WHEREAS, the Trust is a non-diversified, closed-end management investment company registered under the 1940 Act (as defined below) and is authorized to issue Shares (as defined below);

WHEREAS, Distributor is registered as a broker-dealer under the 1934 Act (as defined below) and is a member of FINRA (as defined below); and

WHEREAS, the Trust and Distributor desire to entire into an agreement pursuant to which Distributor shall be principal underwriter (as such term is defined in Section 2(a)(29) of the 1940 Act) in connection with the offering and sale of Shares.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment and Services.

(a) The Trust hereby appoints Distributor as agent for the distribution of Shares during the term of this Agreement and on the terms set forth in this Agreement and Distributor accepts such appointment. Subject to the direction and control of the Board and utilizing information provided by the Trust and its current and prior agents and service providers, Distributor will render the Services in accordance with the terms of this Agreement. The duties of Distributor shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Distributor hereunder.

(b) Distributor will act as distributor for the distribution of Shares in accordance with the instructions of the Board and the Registration Statement and Prospectus then in effect with respect to the Trust under the 1933 Act.

(c) Distributor may incur expenses for distribution activities which it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature. At the direction of the Trust, Distributor may in its sole discretion enter into servicing and/or selling agreements with qualified broker-dealers and other persons or entities with respect to the offering of Shares to the public. Distributor shall not be obligated to incur any specific expenses or sell any certain number of Shares.

(d) All Shares offered for sale by Distributor shall be offered for sale at the Offering Price. Distributor shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to repurchases of Shares. The price the Trust shall receive for any Shares purchased by investors shall be the net asset value used in determining the Offering Price applicable to the sale of such Shares, as calculated in the manner set forth in the Trust’s Registration Statement.

(e) Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Commission and FINRA.

(f) Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Prospectus and such other materials as the Trust shall provide or approve. Distributor agrees to review all marketing materials prepared for use by or on behalf of the Trust for compliance with applicable rules and regulations in advance of the use of such materials. The Trust agrees to incorporate changes to such materials as Distributor may request to the satisfaction of Distributor. Distributor will file such materials as may be required with FINRA, or the Commission. The Trust represents that it will not use or authorize the use of any marketing materials, including any such materials in use prior to the execution of this Agreement, unless and until such materials have been approved and authorized for use by Distributor. All marketing materials related to the Trust shall be delivered to Distributor for review prior to use with sufficient time to permit Distributor to review the material and to file with FINRA if necessary. The Trust and Distributor shall mutually agree upon a reasonable turnaround time for such review. Distributor shall, with respect to any marketing materials required to be filed with FINRA, file such marketing materials within ten (10) business days of the date of first use. The Trust shall address any comments received from FINRA with respect to any marketing materials to the satisfaction of Distributor, including updating or discontinuing use of such marketing material.

2. The Distributor as Agent. The Distributor shall act as agent of the Trust in connection with the offering and sale of Shares. Except with respect to such sales, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor may enter into agreements with registered dealers and financial institutions it may select for the performance of distribution and shareholder services and may enter into agreements with dealers and other qualified entities to perform recordkeeping and sub-accounting services, as well as shareholder services, the form of such agreements to be as mutually agreed upon and approved by the Trust and the Distributor.

3. Compensation.

(a) As compensation for providing Distribution Services under this Agreement and the expenses incurred by the Distributor, the Trust shall pay Distributor the fees and reimburse the expenses of Distributor as provided in Schedule A hereto. Fees shall be adjusted in accordance with Schedule A or as otherwise agreed to by the parties from time to time. The parties may amend this Agreement to include fees for any additional services requested by the Trust or enhancements to current Services.

(b) The Distributor also shall receive from Class S Shares a shareholder servicing and distribution fee at the rates and under the terms and conditions of the Distribution and Service Plan (as defined in the Prospectus), as such Distribution and Service Plan may be amended from time to time, and subject to any further limitations on such fees as the Board may impose.

(c) The Distributor may reallow any or all of the sales charge, distribution fee and service fee that it has received under this Agreement to a financial intermediary as it may from time to time determine; provided, however, that unless permitted under the rules of FINRA, the Distributor may not reallow to any dealer for shareholder services an amount in excess of 0.25% of the average annual net asset value of the shares with respect to which said intermediary provides shareholder services.

(d) No provision of this Agreement shall be deemed to prohibit any payments by the Trust to the Distributor or the Distributor to financial intermediaries where such payments are made under a distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act or from the Distributor’s own resources.

4. Accepting and Rejecting Orders. The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. The Trust may reject purchase orders where, in the judgment of the Trust, such rejection is in the best interest of the Trust.

5. Duties and Expenses of the Trust.

(a) The Trust agrees, at its own expense, to register and maintain the registration of the Shares for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

(b) The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust’s officers in connection with the qualification of Shares for sale in such states as Distributor and the Trust may agree, and the Trust agrees to pay all costs and expenses which may be incurred in connection with such qualification. The Trust shall notify Distributor, or cause Distributor to be notified, of the states in which Shares may be sold and shall notify Distributor of any change thereto.

(c) The Trust authorizes the Distributor in connection with the sale or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in or based on the Registration Statement or in such financial and other statements furnished to the Distributor as provided herein or as may properly be included in sales literature or advertisements in accordance with the 1933 Act, the 1940 Act and applicable rules of self-regulatory organizations. The Trust shall not be responsible in any way for information provided or statements or representations made by the Distributor or its representatives or agents other than information, statements and representation described in the preceding sentence.

(d) The Trust shall make available to the Distributor copies of all information, financial statements, and other papers that the Distributor reasonably may request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent registered public accountant and such reasonable number of copies of the Prospectus and shareholder reports as the Distributor may request, and the Trust shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

6. Duties and Expenses of the Distributor. The Distributor shall finance activity that is intended to result in the sale and retention of Shares including, but not limited to, expenses of organizing and conducting sales seminars, printing of Prospectuses and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature and other sales promotion expenses. The Distributor shall pay all expenses connected with its own qualification as a dealer under state or federal laws. Except as specifically provided in this Agreement, the Trust shall bear none of the expenses of the Distributor in connection with its offer and sale of Shares.

7. Indemnification.

(a) The Trust agrees to indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Trust shall not indemnify the Distributor for conduct as set forth in Section 7(b) below.

(b) The Distributor agrees to indemnify, defend and hold harmless the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading.

8. Withdrawal of Offering. The Trust reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

9. Certificates. The Trust is not required to issue certificates representing Shares. If a Trust elects to issue certificates and a shareholder request for certificates is transmitted through the Distributor, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denomination as the Distributor shall from time to time direct, provided that no certificates shall be issued for fractional Shares.

10. Independent Contractor Status. The Distributor is an independent contractor and shall be agent for the Trust only with respect to the offer and sale of the Shares.

11. Non-Exclusive Services. The services of the Distributor to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

12. Reports to the Board. The Distributor shall prepare reports for the Board upon request showing such information concerning expenditures related to this Agreement.

13. Privacy Policy. The Distributor acknowledges and agrees that any non-public personal information relating to customers of a Trust may be provided to the Distributor solely for the purpose of enabling it to perform services pursuant to this Agreement and may not be re-used by the Distributor for any other purpose. The Trust has provided the Distributor with a copy of the Trust’s privacy policy under Regulation S-P, 17 C.F.R. Part 240, and will provide copies of annual and other notices under, or amendments to its privacy policy. The Distributor agrees that non-public personal information will not be released to any third parties except as permitted by both Regulation S-P and policies of the Trust. The Distributor represents and warrants to the Trust that it has adopted and implemented procedures to safeguard non-public personal information relating to customer records and information, and that such procedures are reasonably designed to: (i) ensure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information.

14. Anti-Money Laundering.

(a) The Distributor acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Distributor represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

(b) The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any financial intermediary that is authorized to effect transactions in Shares.

(c) The Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Trust, the Trust’s Anti-Money Laundering Officer, the Trust’s Chief Compliance Officer (“CCO”), or his/her designee, and regulatory agencies, reasonable access to copies of Distributor’s AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust’s compliance officers shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients of Distributor.

15. Compliance Program. The Distributor will provide the Trust with its written compliance policies and procedures as required by Rule 38a-1 of the 1940 Act for the approval by the Board of Trustees of the Trust. The Distributor will cooperate with the Trust’s CCO in carrying out the Trust’s obligations under Rule 38a-1 to oversee the compliance program of the Distributor, including providing the Trust’s CCO access to compliance personnel and copies of such documents the CCO may reasonably request in conjunction with his/her review of the Distributor’s compliance program.

16. Definitions.

In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“assignment”, “interested person”, and “majority of outstanding voting securities” shall have the meaning given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Commission by any rule, regulation or order.

“Board” shall mean the Board of Trustees of the Trust.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Offering Price” shall mean the price per share that the Shares will be offered for sale to the public calculated in accordance with the Trust’s then current Prospectus.

“Prospectus” shall mean the current Prospectus and Statement of Additional Information with respect to the Trust (including any applicable amendments and supplements thereto) actually received by Distributor from the Trust with respect to which the Trust has indicated a Registration Statement has become effective under the 1933 Act and the 1940 Act.

“Registration Statement” shall mean any registration statement on Form N-2 at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with the Commission.

“Services” shall mean the services described in Section 1 of this Agreement and such additional services as may be agreed to by the parties from time to time and set forth in an amendment to this Agreement.

“Shares” shall mean such shares of beneficial interest, or class thereof, of the Trust as may be issued from time to time.

“Shareholder” shall mean a record owner of Shares of the Trust.

17. Effective Date and Renewal of Agreement. This Agreement will become effective with respect to the Trust on the date written above and, unless sooner terminated as provided herein, will continue in effect for one year from the date of its execution and from year to year thereafter, provided that such continuance is specifically approved at least annually (a) by the Board or (b) by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event the continuance also is approved by a majority of the trustees of the Board who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Trust’s distribution plans pursuant to Rule 12b-1 under the 1940 Act in this Agreement or in any agreement related to the Trust’s distribution plans (“Independent Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval.

18. Assignment and Termination of Agreement. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust or by the Distributor on 60 days’ written notice to the other party. The Trust may effect such termination by a vote of (i) a majority of the Board, (ii) a majority of the Independent Trustees, or (iii) a majority of the outstanding voting securities of the Trust.

19. Amendments. This Agreement may be amended in writing by any party only if the terms of the amendment are either approved by (a) the Board or (b) a vote of a majority of the outstanding voting securities of the Trust at a duly called meeting of the shareholders. In either case, the majority of the Independent Trustees must approve the amendment.

20. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that to the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control. The Trust and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with this Section 20. Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

21. Delaware Statutory Trust Limitations. This Agreement is executed by the Trust and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually, but are binding only on the Trust and its assets and property.

22. Successor Investment Company. Unless this Agreement has been terminated in accordance with Section 18 hereto, the term of the provisions of this Agreement shall become automatically applicable to any investment company which is a successor to a Trust as a result of reorganization, recapitalization or change in domicile.

23. Force Majeure. If Distributor is delayed in the performance of its services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused for a reasonable time, subject to restrictions and requirements of performance as may be established by federal or state law.

24. Severability. If any provision of this Agreement shall be held or made void or unenforceable by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

25. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

RJ PRIVATE CREDIT INCOME FUND

By:
Name: [●]
Title: [●]

CARILLON FUND DISTRIBUTORS, INC.

By:
Name: [●]
Title: [●]

[Signature Page to Distribution Agreement]

Schedule A

to the

Distribution Agreement

by and between

RJ Private Credit Income Fund

and

Carillon Fund Distributors, Inc.

SALES LOADS:

Any and all upfront commissions on sales of Shares notified by the Fund in writing to the Distributor in respect of a particular financial intermediary up to the maximum such upfront commission rate set forth in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of sale of such Shares. Such commissions shall not exceed the percentages of the applicable sale amount set forth in the Registration Statement and shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such sales loads from the Fund.

For the avoidance of doubt, as of the date hereof, as set forth in the Registration Statement, including the Prospectus, filed with the SEC, which may be amended, supplemented or restated from time to time, no upfront sales load will be paid with respect to Class S Shares or Class I Shares. However, if an investor buys Class S Shares through certain financial intermediaries, the intermediaries may directly charge the investor transaction fees or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S Shares. Selling agents will not charge such fees on Class I Shares.

DISTRIBUTION FEE:

The Fund will pay the Distributor an ongoing quarterly fee at the annualized rate set forth in the Registration Statement and such fee shall be paid by the Distributor to the applicable financial intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such fee from the Fund.